Exhibit 23(d)
                                  -------------

                          CONSENT OF FINANCIAL ADVISOR


We hereby consent to the discussion relative to our opinion delivered to the Board of Directors of The Lower Salem Commercial Bank in connection with its proposed merger with Peoples Bank, National Association, a wholly-owned subsidiary of Peoples Bancorp Inc., in the Proxy Statement/Prospectus included under the heading "Summary - The Merger - Opinion of Young & Associates, Inc.," "The Merger - Background," "The Merger - Reasons for the Merger" and "The Merger
- Opinion of Young & Associates, Inc.," to the references to our firm in such Proxy Statement/Prospectus and to the inclusion of such opinion as an appendix to the Proxy Statement and Prospectus.


                               /s/ JOHN F. DENTONI
                                   ---------------
                                   John F. Dentoni
                                   Consultant
                                   Young & Associates, Inc.



Kent, Ohio
December 15, 2000